SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Amtech Systems, Inc.
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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

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    2) Form, Schedule or Registration No.

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    3) Filing party:

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    4) Date filed:

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
                              AMTECH SYSTEMS, INC.
                              131 South Clark Drive
                              Tempe, Arizona 85281

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 28, 1997
--------------------------------------------------------------------------------


To Our Shareholders:

         The 1997 Annual Meeting of Shareholders of AMTECH SYSTEMS, INC., an Arizona corporation (the "Company"), will be held at the Doubletree Paradise Valley Resort, 5401 North Scottsdale Road, Scottsdale, Arizona, on February 28, 1997, at 3:00 p.m., Mountain Standard Time, for the following purposes:

         1.       To elect five (5) directors to serve for one year terms; and

         2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof. Management is presently aware of no other business to come before the meeting.

         The Board of Directors has fixed the close of business on January 15, 1997, as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting or any adjournment(s) thereof (the "Record Date"). Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. A copy of the Company's 1996 Annual Report, which includes audited financial statements, was mailed with this Notice and Proxy Statement to all Shareholders of record on the Record Date.

         Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote for approval of such proposals.

                                             By Order of the Board of Directors



                                             Robert T. Hass, Secretary
Tempe, Arizona
January 29, 1997


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IMPORTANT:  IT IS  IMPORTANT  THAT YOUR  SHAREHOLDINGS  BE  REPRESENTED  AT THIS
MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                              AMTECH SYSTEMS, INC.
                              131 South Clark Drive
                              Tempe, Arizona 85281

                             ----------------------
                                 PROXY STATEMENT
                             ----------------------


         This Proxy Statement is being furnished to Shareholders of AMTECH SYSTEMS, INC., an Arizona corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 1997 Annual Meeting of Shareholders of the Company to be held on February 28, 1997, at 3:00 P.M., Mountain Standard Time, and any adjournment or postponement(s) thereof (the "Annual Meeting"). A copy of the Notice of the Meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about January 29, 1997.

                       SOLICITATION AND VOTING OF PROXIES

         Only shareholders of record at the close of business on January 15, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On the Record Date, 4,151,668 shares of Common Stock, $.01 par value (the "Common Stock"), were issued and outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date.

         At the Annual Meeting of Shareholders, five (5) directors are to be elected to serve for a term of one year or until their respective successors are elected and qualified. Each Shareholder present at the Annual Meeting, either in person or by proxy, will have an aggregate number of votes in the election of directors equal to five (the number of persons nominated for election as directors) multiplied by the number of shares of Common Stock of the Company held by each such shareholder on the Record Date. The resulting aggregate number of votes may be cast by the Shareholder for the election of any single nominee, or the Shareholder may distribute such votes among any number or all of the nominees. The five nominees receiving the highest number of votes will be elected to the Board of Directors.

         All valid proxies received before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no choice is indicated on the proxy, the shares will be voted in accordance with the recommendations of the Board of Directors as to such matters. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting in person, provided that the shareholder notifies the Secretary of the meeting of his or her intention to vote in person at any time prior to the voting of the proxy. In order to vote their shares in person at the meeting, shareholders who own their shares in "street name" must obtain a special proxy card from their broker.

         The cost of  soliciting  proxies,  including  the cost of preparing and
mailing  the  Notice  and  Proxy  Statement,   will  be  paid  by  the  Company.
Solicitation will be primarily by mailing this Proxy

Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

         The Board of Directors does not know of any matters other than the election of directors that are expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

         All proxies received pursuant to this solicitation will be voted except as to matters as to which authority to vote is specifically withheld; where a choice is specified as to the proposal, they will be voted in accordance with such specification. Where authority to vote is not specifically withheld and no voting instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote for the election of the nominees for director listed below.

                              ELECTION OF DIRECTORS

General Information

         The present terms of the Company's current directors, Jong S. Whang, Robert T. Hass, Donald F. Johnston, Alvin Katz and Bruce R. Thaw, expire upon the election and qualification of their successors at the Company's 1997 Annual Meeting of Shareholders. Messrs. Katz and Thaw are being nominated at the request of Barber & Bronson, Incorporated, the underwriter of the Company's public offering of Common Stock and Common Stock Purchase Warrants on December 15, 1994 (the "Underwriter"). The Underwriter has the right to nominate two directors pursuant to the provisions of the Underwriting Agreement between the Company and the Underwriter. The Board of Directors has nominated each of the current directors as nominees for election as directors in the election to be held at the Annual Meeting.

         The Board of Directors intends to vote its proxies for the election of its nominees, for a term to expire at the next Annual Meeting. In that regard, the Board of Directors solicits authority to cumulate such votes.

         If any nominee should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available and to create an additional vacancy to be filled by the Board of Directors. The information concerning the nominees and their share holdings in the Company has been furnished by them to the Company.

Information Concerning Directors, Nominees and Officers

         The following table sets forth information regarding the officers, directors and director nominees of the Company.

Name                    Age     Positions with the Company
----                    ---     --------------------------

Jong S. Whang           51      President, Chief Executive Officer and Director

Robert T. Hass          46      Vice President-Finance, Chief Financial Officer,
                                Treasurer, Secretary and Director

Donald F. Johnston      71      Director

Alvin Katz              67      Director

Bruce R. Thaw           44      Director


         JONG S. WHANG has been President, Chief Executive Officer and a Director since the inception of the Company and was one of its founders. Mr. Whang's responsibilities as President include the sales effort for the Company's semiconductor equipment business and development of new products and business opportunities in that industry. He has twenty-three years of experience in the semiconductor industry including time spent in both processing and manufacturing of equipment components and systems. From 1973 until 1979, he was employed by Siltronics, Inc., initially as a technician working with chemical vapor deposition (CVD) and later as manager of the quartz fabrication plant with responsibility of providing technical marketing support. From 1979 until 1981, he was employed by U.S. Quartz, Inc. as manufacturing manager. In 1981 he left U.S. Quartz to found the Company.

         ROBERT T. HASS has been Vice President-Finance, Chief Financial Officer, Treasurer and Secretary of the Company since June 3, 1992. Mr. Hass has been a Director of the Company since February 29, 1996. From 1991 until May, 1992, he operated a financial consulting practice under the name of Hass Financial Consulting Services, a sole proprietorship. From 1985 to 1991, he served as Director of Accounting Services and then Controller for Lifeshares Group, Inc., a holding company which owned and operated real estate development and insurance subsidiaries, and from 1988 to 1991 served as Controller and Chief Accounting Officer of some of those subsidiaries. From 1984 to 1985, he served as Vice President-Finance and Treasurer of The Victorio Company, a privately owned holding company which owned and operated agriculture, chemical, commercial real estate brokerage, marketing research, and commodities futures brokerage businesses. From 1977 to 1984, he was employed in various capacities including Vice President, Chief Financial Officer and Treasurer by Altamil Corporation, then a public company, which manufactures truck equipment, wirebound containers, and precision aluminum forgings. From 1972 to 1977, he was employed as an auditor with Ernst & Ernst, now known as Ernst & Young. He is a Certified Public Accountant.

         DONALD F. JOHNSTON has been a Director since April 9, 1994, and also served as a Director from March, 1983 to December 1992. He is not otherwise employed by the Company. He was President and Chief Executive Officer of JAI, Inc. a management consulting firm from 1985 to March 1993. From 1985 to March 1993, when he retired, he acted as marketing and management consultant to companies in the electronics industry. From November, 1983 until October, 1985, he was President of Process Control, Inc. of Tempe, Arizona. He has held senior management positions with Montgomery Ward & Co. and the Hotpoint Division of the General Electric Company. He has also served as the Vice-President of B.F. Goodrich and the Philco Ford Division of the Ford Motor Company. Mr. Johnston also served as President of Mirco, Amstar Electronics, and Hera Investment Co.

         ALVIN KATZ has been a Director since May 1, 1995. Since 1981 he has been an adjunct professor of business management at the Florida Atlantic University in Boca Raton, Florida. From 1991 until the company was sold in September, 1992, he was Chief Executive Officer of Odessa Engineering Corp., a company engaged in the manufacture of pollution monitoring equipment. From 1957 to 1976, Mr. Katz was employed by United Parcel Service holding various managerial positions, including District Manager and Corporate Manager of Operations, Planning, Research and Development. He is also a Director of Blimpie International, a fast food franchisor, Nastech Pharmaceutical Company, Inc., a company engaged in research, development and marketing of nasally delivered pharmaceuticals, BCT International, Inc., a franchisor of wholesale thermography printing plants, OZO Diversified Technology, Inc., a manufacturer of depaneling equipment for the semiconductor industry, and Micron Instruments, Inc., a manufacturer of infrared temperature measurement devices, all of which are publicly held corporations.

         BRUCE R. THAW has been a Director since May 1, 1995. Mr. Thaw has been a practicing attorney since 1978. Since 1995, Mr. Thaw has been a self-employed attorney, and from 1984 to 1995, he was a partner in the law firm of Abrams & Thaw. Mr. Thaw is also a Director of Information Resource Engineering, Inc., a public traded company that designs, manufactures and markets computer network security systems and products. Mr. Thaw does not render legal services to the Company.

Board and Committee Meetings

         During the 1996 fiscal year, there were four (4) meetings of the Board of Directors. No director attended less than 75% of the Board meetings while serving as such director or less than 75% of all committee meetings on which he served as a committee member.

         There are three committees of the Board of Directors: the Audit Committee, the Compensation and Option Committee and the Finance Committee.

         The Audit Committee, which held two (2) meetings during the 1996 fiscal year, was comprised of Messrs. Bruce R. Thaw and Donald F. Johnston. The Audit Committee is responsible for maintaining communication between the Board, the Company's independent auditors and members of financial management with respect to the Company's financial affairs in general, including financial statements and audits, the adequacy and effectiveness of the Company's internal accounting controls and systems, and the retention and termination of the independent auditors.

         The Compensation and Option Committee, which held one (1) meeting during the 1996 fiscal year, was comprised of Messrs. Donald F. Johnston and Alvin Katz. The Compensation and Option Committee makes recommendations concerning officer compensation, employee benefit programs and retirement plans.

         The Finance Committee, which held no meetings during the 1996 fiscal year, was comprised of Messrs. Alvin Katz and Bruce R. Thaw. The Finance Committee is responsible for communication between the Board, the Company's lender or prospective lender(s) and other financial sources and members of financial management.

         All current committee members are expected to be nominated for re-election at a Board meeting to be held following the Annual Meeting of Shareholders.

Compensation of Directors

         Directors who are full-time employees of the Company receive no additional compensation for serving as directors. Non-employee directors receive fees of $700 per Board meeting attended and $250 per committee meeting attended.

Compensation Committee Interlocks and Insider Participation

         The Compensation and Option Committee is composed of Mr. Donald F. Johnston and Mr. Alvin Katz, neither of whom is an officer or employee of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

         The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of January 15, 1997, by
(i) each director and each nominee for director of the Company, (ii) each officer of the Company, and (iii) all officers and directors as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, as amended, and is based upon the information furnished by the persons listed below. Except as otherwise indicated, each shareholder listed possesses sole voting and investing power with respect to the shares indicated as being beneficially owned.

                                                                  Shares of Common Stock
                                                                    Beneficially Owned
                                                    -------------------------------------------------
                                                      Number of Shares                    Percent of
Name and Address                                    Beneficially Held(1)                 Ownership(2)
----------------                                    --------------------                 ------------
Jong S. Whang                                            138,976(1)(3)                             3.3%
131 South Clark Drive
Tempe, AZ  85281

Bruce R. Thaw                                              51,000(1)(4)                            1.2%
45 Banfi Plaza
Farmingdale, NY  11735

Donald F. Johnston                                         11,250(1)(5)                               *
13615 N. Robertson Drive
Sun City West, AZ  85375

Robert T. Hass                                             15,500(1)(6)                               *
131 South Clark Drive
Tempe, AZ  85281

Alvin Katz                                                130,000(1)(7)                            3.1%
301 N. Birch Road
Fort Lauderdale, FL  33303-4211

Directors and Officers of the Company as a group          346,726(8)                               8.4%
(1)(2)(3)(4)(6)(7)

------------------------

 *       Less than 1%.

(1) Mr. Whang is the Company's President, CEO and a director. Mr. Hass is the Vice President- Finance, Chief Financial Officer, Treasurer, Secretary and a director. Messrs. Johnston, Katz and Thaw are presently directors.

(2) The percentages shown include the shares of Common Stock actually owned as of December 31, 1996, and the shares of Common Stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options or warrants. All shares of Common Stock that the identified person had the right to acquire within 60 days of December 31, 1996 upon the exercise of options or warrants, are deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.

(3)      Includes (i) 18,976  shares held jointly  with Mr.  Whang's  spouse and
         (ii) 5,000 shares issuable upon the exercise of presently exercisable options, with an exercise price of $1.76 per share.

(4) Includes 10,000 shares issuable upon exercise of presently exercisable options with an exercise price of $2.24 per share, and warrants to purchase 4,000 shares of Common Stock at an exercise price of $2.25 per share. Also includes 9,000 shares outstanding and 5,000 shares issuable upon exercise of warrants, all of which are held by Mr. Thaw's spouse.

(5)      Includes   10,000  shares  issuable  upon  the  exercise  of  presently exercisable options, with an exercise price of $1.75 per share.

(6) Includes 10,000 shares issuable upon the exercise of presently exercisable options, with an exercise price of $.63 per share. Excludes stock bonus grants for 4,000 shares that do not vest within 60 days of December 31, 1996.

(7)      Includes   10,000  shares  issuable  upon  the  exercise  of  presently exercisable options, with an exercise price of $2.24 per share.

(8) Includes 45,000 shares issuable upon exercise of presently exercisable options and 4,000 shares of issuable upon exercise of outstanding warrants.


Security Ownership of Certain Beneficial Owners

         There are no persons known to the Company to beneficially own more than 5% of the outstanding Common Stock of the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 1996, 1995 and 1994, of the Company's Chief Executive Officer, who was the only executive officer of the Company to receive annual compensation exceeding $100,000 during such periods.

                           SUMMARY COMPENSATION TABLE

                                                                   Annual Compensation
                                                      -----------------------------------------------
       Name and                         Fiscal                                         Other Annual          All Other
  Principal Position                     Year           Salary           Bonus(1)    Compensation(2)      Compensation(3)
  ------------------                     ----           ------           --------    ---------------      ---------------
Jong S. Whang                            1996          $100,000         $  59,870             -                  $3,106
President and Chief                      1995            95,000            48,657             -                   2,815
Executive Officer                        1994            76,000            35,699             -                   2,801

---------------------

(1) On February 24, 1989, the Board of Directors approved an incentive compensation plan for Mr. Whang, which provides for an annual cash bonus equal to 2% of the annual profits of the Company before taxes and extraordinary items; plus 2% of the amount by which the revenues of the Company' s semiconductor equipment business in each year exceed such revenues for the previous year. It is a condition to the payment of any bonus that Mr. Whang have been continually employed by the Company and that the Company have realized a profit after the payment of the bonus. On October 1, 1995, Mr. Whang entered into an employment contract with the Company, which contract incorporated Mr. Whang's incentive compensation plan and added additional bonus eligibility criteria. See Employment Contracts with Executive Officers, below.

(2) Other compensation to Mr. Whang, consisting of car allowance, vacation pay and other perquisites, did not exceed $50,000 or 10% of his base compensation during any fiscal year.

(3) Represents insurance premiums paid on whole-life insurance for the benefit of Mr. Whang's spouse.

Option Grants

         During the 1996 fiscal year, no stock options were granted to any executive officer of the Company.

Option Exercises

         The following table shows the stock options exercised by the Chief Executive Officer of the Company during fiscal year 1996 and the value of stock options held by him, as of the end of fiscal year 1996.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                    AND OPTION VALUE AS OF SEPTEMBER 30, 1996

                                                                   Number of Unexercised             Value of Unexercised
                                                                          Options                        In-the-Money
                                                                    at September 30, 1996       Options at September 30, 1996
                                                             ---------------------------------  -----------------------------

                             Shares
                           Acquired on            Value
Name                      Exercise (#)      Realized ($)     Exercisable        Unexerciseable  Exercisable        Unexerciseable
---------------------   -----------------   ------------     -----------        --------------  -----------        --------------
Jong S. Whang                   -                 -           15,000                 -            $44,850                 -

Amendment or Repricing of Options

         During fiscal year 1996, the Company did not amend or reprice any of its stock options held by executive officers of the Company.

Employment Contracts with Executive Officers

         On October 1, 1994, the Company entered into an employment agreement with its President, Jong S. Whang. Mr. Whang is employed as the Company's President for a period of five years with an annual salary of $100,000, with annual increases of up to 5% to be determined by the Board of Directors at the end of each year under the agreement. He is to receive the following additional incentive cash compensation: (i) a bonus equal to 2% of the annual profits of the Company before taxes and extraordinary items; (ii) a bonus equal to 2% of the amount by which the revenues of the Company's semiconductor equipment business in each year exceeds such revenues for the previous year, and (iii) a bonus of $14,000 if the Company is profitable during fiscal years 1996, 1997 or 1998, provided that upon the occurrence of such events, Mr. Whang has exercised at least 5,000 shares of his presently exercisable stock options to purchase 15,000 shares of the Company's Common Stock at $1.76 per share. During fiscal year 1996, Mr. Whang earned a cash bonus of $59,870 pursuant to the foregoing formula. It is a condition to the payment of any cash bonus that Mr. Whang shall have been continuously employed by the Company and that the total of all cash bonuses is limited to 10% of the Company's pre-tax earnings for that year. Profits shall also be determined without taking into account the first
$3,200,000 expended or invested by the Company in the development of the proposed photo-assisted CVD product. The agreement also contains confidentiality and non-compete provisions. Mr. Whang is entitled to one year's salary as severance pay if he is terminated other than for "cause." Mr. Whang is also entitled to participate in any benefit plans generally available to employees of the Company.

Compensation and Option Committee Report on Executive Compensation

         The Compensation and Option Committee of the Company's Board of Directors (the "Committee), which is composed entirely of independent, outside directors, establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company, and administers the Company's stock option program. The Committee's intent is to make the compensation packages of the executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward Company executives for achieving the financial and strategic goals of the Company essential to the Company's long-term success and to growth in shareholder value. The Company's executive compensation package consists of three main components: (1) base salary; (2) incentive cash bonuses; and (3) stock options.

         Base Compensation

         The Committee's approach is to offer executives salaries competitive with those of other executives in the industry in which the Company operates. To that end, the Committee evaluates the competitiveness of its base salary based on information drawn from a variety of sources, including published and proprietary survey data and the Company's own experience recruiting and retaining executives, although complete information is not easily obtainable. The Company's base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and the performance of the individual executive.

         Bonuses

         In addition to base salary, executives are eligible to receive a discretionary annual bonus. At the beginning of each year, the Compensation and Option Committee and the CEO review each individual executive's job responsibilities and goals for the upcoming year. The amount of the bonus and any performance criteria vary with the position and role of the executive within the Company. In addition, for all executives, the Compensation and Option Committee reviews the Company's actual financial performance against its internally budgeted performance in determining year-end bonuses, if any. However, the Compensation and Option Committee does not set objective performance targets for executives other than the CEO and sales and marketing personnel.

         Stock Option and Restricted Stock Grants

         The Company, from time to time, grants stock options and shares of restricted stock in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of the Company's Common Stock. Grants of stock options and restricted stock are designed to align the executive's interest with that of the shareholders of the Company. In awarding option grants, the Compensation and Option Committee will consider, among other things, the amount of stock and options presently held by the executive, the executive's past performance and contributions, and the executive's anticipated future contributions and responsibilities.

         1996 CEO Compensation

         The base salary for the Chief Executive Officer ("CEO") for the fiscal year 1996 was increased from $95,000 in 1995 to $100,000 in 1996, pursuant to the employment agreement entered into by the Company and the CEO. The CEO's increased base salary is based upon the compensation of executives in comparable positions in the semiconductor industry, adjusted for the size of the Company (total assets and revenues).

         On February 24, 1989, the Board of Directors approved an incentive compensation plan for the CEO, which provides for an annual cash bonus equal to 2% of the annual profits of the Company before taxes and extraordinary items; plus 2% of the amount by which the revenues of the Company's semiconductor equipment business in each year exceed such revenues for the previous year. In addition, such incentive compensation plan specifies that the CEO shall receive a bonus of $14,000 if the Company is profitable during fiscal 1996, 1997 or 1998. It is a condition to the payment of any bonus that the CEO have been continually employed by the Company and that the total of such cash bonuses is limited to 10% of the Company's pre-tax earnings for that year. The CEO earned $59,870 in 1996 pursuant to such incentive compensation plan. The CEO's employment agreement with the Company incorporates the incentive compensation plan described above. See "Employment Contracts With Executive Officers," above.

                                               COMPENSATION AND OPTION COMMITTEE

                                               Donald F. Johnston
                                               Alvin Katz

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers as well as persons beneficially owning more than 10% of the Company's Common Stock, to file certain reports of ownership with the Securities and Exchange Commission (the "SEC") within specified time periods. Such officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that between October 1, 1995 and September 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with; provided, however, that Robert Hass received a grant of a stock bonus subject to forfeiture in the second quarter of fiscal 1995, which award was not reported until January 1997 following the vesting and issuance of such stock.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 1995, the Company executed an agreement with Eugene R. Hartman, who at the time was a Vice President and director of the Company and the President of Echelon Service Company, a wholly-owned subsidiary of the Company, to sell all of the stock of Echelon to Mr. Hartman in exchange for 98,016 shares of Amtech Common Stock held by Mr. Hartman and additional cash consideration. The total consideration for the Echelon stock was valued at approximately $1.2 million. Of that consideration, approximately $800,000 was attributed to the Amtech Common Stock and approximately $400,000 in the form of a cash distribution by Echelon to Amtech prior to the sale. The parties closed the transaction in January 1996, and Mr. Hartman resigned as an officer of the Company.

         Prior to entering into the agreement with Mr. Hartman, the Company sought and negotiated offers from third parties. However, in the opinion of the Board, the best offer was tendered by Mr. Hartman. The transaction was conducted at arms' length, and management does not believe that a better deal could have been made with unrelated third parties.

Comparison of Stock Performance

         The following graph assumes that $100 was invested on October 1, 1991 in each of the following: the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Industrial Index.

                          TOTAL RETURN TO STOCKHOLDERS
                      (Assume $100 Investment on 9/30/91)

                    9/30/91   9/30/92   9/30/93   9/30/94   9/30/95   9/30/96

Company              $100        69      188        175       456       475
NASDAQ Composite     $100       111      145        145       198       233
NASDAQ Industrial    $100       105      132        132       166       178

                                  OTHER MATTERS

Independent Auditors

         Arthur Andersen LLP, has been selected as the Company's independent auditors for the current fiscal year, which ends September 30, 1997. That firm has served as the Company's independent auditors since 1983. During the fiscal year ended September 30, 1996, Arthur Andersen LLP provided audit services to the Company. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Annual Report

         The Annual Report of the Company for the fiscal year ended September 30, 1996, is enclosed herewith.

Voting By Proxy

         In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any Shareholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy.

Shareholder Proposals for Action At the Company's Next Annual Meeting

         Any Shareholder who wishes to present any proposal for shareholder action at the Company's next Annual Meeting, expected to be held on or about February 27, 1998, must be received by the Company's Secretary, at the Company's offices, not later than November 15, 1997, in order to be included in the Company's proxy statement and form of proxy for that meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Robert T. Hass, Secretary

Tempe, Arizona
January 29, 1997

                              AMTECH SYSTEMS, INC.
                               Common Stock Proxy

         The undersigned hereby appoints Jong S. Whang or Robert T. Hass, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of AMTECH SYSTEMS, INC., an Arizona corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Doubletree Paradise Valley Resort, 5401 North Scottsdale Road, Scottsdale, Arizona on February 28, 1997 at 3:00 p.m., Mountain Standard Time, and at any adjournment or postponement thereof, upon the following proposals more fully described in the Notice of and Proxy Statement for the Annual Meeting, the receipt of which is hereby acknowledged. The undersigned hereby revokes all proxies heretofore given with respect to such stock, if any.

Please mark boxes with an X in blue or black ink.

The Board of Directors recommends a vote FOR each of the proposals listed below.

1.  ELECTION OF DIRECTORS

    ___ VOTE FOR all nominees listed below (except as marked to the contrary):

    Jong S. Whang  Robert T. Hass  Donald F. Johnston  Alvin Katz  Bruce R. Thaw

    ___ WITHHOLD AUTHORITY to vote for all nominees listed above

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

    _______________________________________________________

    The undersigned agrees that the proxy holder is authorized to cumulate votes in the election of directors and to vote for less than all of the nominees.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS INDICATED HEREIN. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR APPROVAL OF ALL NOMINEES LISTED HEREIN, FOR APPROVAL OF THE PROPOSALS LISTED HEREIN AND, WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES.

    Dated:  ______________, 1997          ______________________________________
                                          (Signature)
                                          ______________________________________
                                          (Signature)

                                          When      signing     as     executor,
                                          administrator,  attorney,  trustee  or
                                          guardian,  please  give full  title as
                                          such. If a corporation, please sign in
                                          full  corporate  name by  president or
                                          other   authorized   officer.   If   a
                                          partnership,     please     sign    in
                                          partnership name by authorized person.
                                          If a joint  tenancy,  please have both
                                          joint tenants sign.

     PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. Please indicate the number of people that plan to attend the Annual Meeting:____